UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 23, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Ave., Suite 2110, New York, New York	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: 212-376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 – Unregistered Sale of Equity Securities

On February 23, 2018, Petrogress, Inc. (“the Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Christos Traios, President and Chief Executive Officer of the Company, pursuant to which Mr. Traios agreed to purchase, and the Company agreed to issue, 19,070,512 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for complete satisfaction, cancellation and forgiveness of certain loans made by Mr. Traios for the benefit of the Company and certain of its wholly owned subsidiaries in the aggregate amount of $297,500.

The Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering. Mr. Traios acquired the securities for investment and acknowledged that he is an accreditor investor as defined by Rule 501 under the Securities Act.

Item 9.01 -- Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement dated February 23, 2018, by and between Christos Traios and Petrogress, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 February 23, 2018

PETROGRESS, INC.

/s/ Christos Traios

Christos Traios, President and CEO

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement dated February 23, 2018, by and between Christos Traios and Petrogress, Inc.